SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2015

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Community Bank Shares of Indiana, Inc.’s Annual Meeting of Stockholders was held on May 19, 2015.  At the meeting:

1.              an amendment to the Company’s Amended and Restated Articles of Incorporation for the Company’s name change;

2.              4 persons were elected to serve as directors of Community Bank Shares of Indiana, Inc.;

3.              the selection of Crowe Horwath LLP to serve as the independent registered public accounting firm of Community Bank Shares of Indiana, Inc. for 2015 was ratified;

4.              a proposal to approve Community Bank Shares of Indiana, Inc.’s overall executive compensation program and procedures; and

5.              a proposal to approve Community Bank Shares of Indiana, Inc.’s. 2015 stock award plan.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions, and the number of broker non-votes.

	FOR	AGAINST	WITHHELD	ABSTAINED	BROKER NON-VOTES

1. Approval of amendment to Amended and Restated Articles of Incorporation.	4,033,195	11,897		1,890

2. Ratification of Independent Registered Public Accounting Firm.	3,990,495	14,256		42,231

3. Election of directors:

NOMINEE
Phillip J. Keller	2,466,443		292,268		1,288,271
James E. Geisler	2,714,953		43,758		1,288,271
Gerald T. Koetter	2,719,442		39,269		1,288,271
Steven R. Stemler	2,719,065		39,646		1,288,271

4. Proposal to approve Community Bank Shares of Indiana, Inc.’s overall executive compensation programs and procedures.	2,536,191	40,723		181,797	1,288,271

5. Proposal to approve Community Bank Shares of Indiana, Inc.’s 2015 stock award plan.	2,528,792	189,494		40,425	1,288,271

ITEM 7.01.  REGULATION FD DISCLOSURE

On May 19, 2015, Community Bank Shares of Indiana, Inc. made a presentation at its Annual Meeting of Shareholders.  A copy of the presentation materials are set forth in Exhibit 99.1 hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

EXHIBIT NO.

99.1 Community Bank Shares of Indiana, Inc. presentation materials for its Annual Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: May 21, 2015	By:	/s/ Paul A. Chrisco
		Name:	Paul A. Chrisco
		Title:	Chief Financial Officer